UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2024

TXO Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-41605	32-0368858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West 7th Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 334-7800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

The information set forth in Item 2.01 below with respect to the Registration Rights Agreement, as defined in Item 2.01, is incorporated by reference into this Item 1.01.

Amendment to TXO Partners, L.P. Credit Agreement

On August 30, 2024, TXO Partners, L.P. (the “Partnership”) entered into the Amendment No. 4 and Borrowing Base Agreement (the “Fourth Amendment”), by and among the Partnership, as borrower (in such capacity, the “Borrower”), the guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (the “Agent”), which amended the Credit Agreement, dated as of November 1, 2021, by and among the Borrower, the guarantors party thereto, certain commercial banks party thereto as lenders from time to time (the “Lenders”), and the Agent (as amended, the “TXO Credit Agreement”).

The Fourth Amendment (a) increases available aggregate commitments under the TXO Credit Agreement from $165.0 million to $275.0 million, (b) extends the maturity date of the TXO Credit Agreement to August 30, 2028, and (c) joins certain new Lenders to the TXO Credit Agreement.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2024, the Partnership and Morningstar Operating LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“Morningstar” and together with the Partnership, the “Purchaser Parties”), completed the acquisition (the “EMEP Acquisition”) of certain producing oil and gas assets located in the Williston Basin of Montana and North Dakota from EMEP Acquisitions, LLC, a Delaware limited liability company (“EMEP”) and VR4-ELM, LP, a Texas limited partnership (“Vendera” and together with EMEP, the “EMEP Sellers”) under the previously reported Purchase and Sale Agreement, dated as of June 25, 2024, by and among the Purchaser Parties and the EMEP Sellers (the “Purchase and Sale Agreement”). The total consideration for the EMEP Acquisition consisted of $241.8 million in cash (the “EMEP Cash Consideration”) and 2,500,000 common units representing limited partner interests in the Partnership (the “EMEP Equity Consideration”), subject to customary purchase price adjustments. The EMEP Cash Consideration for the EMEP Acquisition was funded through (i) $141.3 million in net proceeds from the issuance of 7,475,000 common units representing limited partner interests in the Partnership and (ii) borrowings under the Partnership’s revolving credit facility.

In connection with the closing of the EMEP Acquisition, on August 30, 2024, the Partnership and the EMEP Sellers entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Partnership will register under the Securities Act of 1933, as amended, the resale of the EMEP Equity Consideration. The Registration Rights Agreement provides for certain additional underwritten demand rights and “piggy-back” registration rights, subject to certain requirements and conditions.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading “Amendment to TXO Partners, L.P. Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 with respect to the EMEP Equity Consideration under the Purchase and Sale Agreement was previously reported in Item 3.02 of the Current Report on Form 8-K filed on June 25, 2024 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business or Funds Acquired.

The financial statements required by Item 9.01(a) of Form 8-K with respect to the EMEP Acquisition will be filed by the Partnership on an amendment to this Current Report on Form 8-K by not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed with the Securities and Exchange Commission (the “SEC”).

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the EMEP Acquisition will be filed by the Partnership on an amendment to this Current Report on Form 8-K by not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed with the SEC.

(d) Exhibits

Exhibit Number	Description

4.1+	Registration Rights Agreement, dated as of August 30, 2024, among TXO Partners, L.P., EMEP Acquisitions, LLC, and VR4-ELM, LP.

10.1+	Amendment No. 4 and Borrowing Base Agreement, dated as of August 30, 2024, among TXO Partners, L.P., the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (***) because the identified confidential portions (i) are not material and (ii) are the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXO Partners, L.P.

	By:	TXO Partners GP, LLC
its general partner

Dated: August 30, 2024	By:	/s/ Brent W. Clum
		Name:	Brent W. Clum
		Title:	President of Business Operations and Chief Financial Officer